Exhibit 3.1
Amended and Restated

Bylaws

of

NVIDIA Corporation

(A Delaware Corporation)

March 12, 2024
Article I

Offices
Section 1.    Registered Office. The registered office of the corporation in the State of Delaware shall be in the City of Wilmington, County of New Castle.
Section 2.    Other Offices. The corporation shall also have and maintain an office or principal place of business at such place as may be fixed by the Board of Directors, and may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors may from time to time determine or the business of the corporation may require.
Article II

Corporate Seal
Section 3.    Corporate Seal. The Board of Directors may adopt a corporate seal. The corporate seal shall consist of a die bearing the name of the corporation and the inscription, “Corporate Seal-Delaware.” Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.
Article III

Stockholders' Meetings
Section 4.    Place of Meetings. Meetings of the stockholders of the corporation may be held at such place, either within or without the State of Delaware, as may be determined from time to time by the Board of Directors, or, if not so designated, then at the principal executive offices of the corporation required to be maintained pursuant to Section 2 of these Bylaws. The Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication as provided under the Delaware General Corporation Law (the “DGCL”).
Section 5.    Annual Meetings.
(a)    The annual meeting of the stockholders of the corporation, for the purpose of the election of directors and for such other business as may properly come before it, shall be held on such date and at such time as may be designated from time to time by the Board of Directors. At an annual meeting, only such business shall be conducted as is a proper matter for stockholder action under the DGCL and as shall have been properly brought before the meeting. Matters shall be properly brought before the annual meeting only as follows: (i) brought before the meeting and specified pursuant to the corporation’s notice of meeting (or any supplement thereto) of stockholders; (ii) otherwise brought specifically by or at the direction of the Board of Directors; (iii) by any stockholder of the corporation who was a stockholder of record as of the time of the giving of the stockholder’s notice provided for in Section 5(b) below and as of the record date for the meeting who is entitled to vote at the meeting and who complied with the notice procedures set forth in Section 5(b) below; provided, that if such matter is proposed on behalf of a beneficial owner, it may only be properly brought before the meeting if such beneficial owner was the beneficial owner of shares of the corporation at the time of the giving of the stockholder’s notice provided for in Section 5(b) below; or, (iv) with respect to nominations to be included in the corporation’s proxy materials, by an Eligible Stockholder (as defined in Section 5(h)) who meets the requirements of and complies with the procedures in Section 5(h) for proxy access. Clauses (iii) and (iv) above shall be the exclusive means for a stockholder to make nominations and submit other business (other than matters properly included in the corporation’s notice of meeting of stockholders and proxy statement under Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the “1934 Act”)) before an annual meeting of stockholders. The Board of Directors may postpone, reschedule or cancel any annual meeting of stockholders previously called by the Board of Directors.
(b)    At an annual meeting of the stockholders, the following procedures shall apply in order for a matter to be properly brought before the meeting by a stockholder.

(i)    For nominations for the election to the Board of Directors to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of Section 5(a) of these Bylaws, the stockholder must deliver written notice to the Secretary at the principal executive offices of the corporation on a timely basis as set forth in Section 5(b)(iii) and must update and supplement the information contained in such written notice on a timely basis as set forth in Section 5(c). Such stockholder’s notice shall set forth (or include, as appropriate): (A) as to each nominee such stockholder proposes to nominate at the meeting: (1) the name, age, business address and residence address of such nominee, (2) the principal occupation or employment of such nominee, (3) the class and number of shares of each class of capital stock of the corporation which are owned of record and beneficially by such nominee and list of any pledge of or encumbrances on such shares, (4) the date or dates on which such shares were acquired and the investment intent of such acquisition, (5) a statement whether such nominee, if elected, (x) intends to tender, promptly following such person’s failure to receive the required vote for election or re-election at the next meeting at which such person would face election or re-election, a resignation effective upon acceptance of such resignation by the Board of Directors, in accordance with the corporation’s Corporate Governance Policies, and (y) currently intends to serve as a director for the full term for which such person is standing for election, (6) with respect to each nominee for election or re-election to the Board of Directors, a completed and signed questionnaire, representation and agreement required by Section 5(e) of these Bylaws, and (7) such other information concerning such nominee as would be required to be disclosed in a proxy statement soliciting proxies for the election of such nominee as a director in an election contest (even if an election contest is not involved), or that is otherwise required to be disclosed or provided to the corporation pursuant to Section 14 of the 1934 Act and the rules and regulations promulgated thereunder (including such person’s written consent to being named in a proxy statement and associated proxy card as a nominee of the stockholder and to serving as a director if elected); and (B) the information required by Section 5(b)(iv). The corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the corporation and to determine the independence of such proposed nominee (as such term is used in any applicable stock exchange listing requirements or applicable law) or to determine the eligibility of such proposed nominee to serve on any committee or sub-committee of the Board of Directors under any applicable stock exchange listing requirements or applicable law, or that the Board of Directors determines, in its sole discretion, could be material to a reasonable stockholder’s understanding of the background, qualifications, experience, independence, or lack thereof, of such proposed nominee. The number of nominees a stockholder may nominate for election at the annual meeting on its own behalf (or in the case of a stockholder giving the notice on behalf of a beneficial owner, the number of nominees a stockholder may nominate for election at the annual meeting on behalf of the beneficial owner) shall not exceed the number of directors to be elected at such annual meeting.
(ii)    For business other than (i) proposals sought to be included in the corporation’s proxy statement pursuant to Rule 14a-8 under the 1934 Act, or (ii) nominations for the election to the Board of Directors to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) or clause (iv) of Section 5(a) of these Bylaws (or before a special meeting by a stockholder pursuant to Section 6(f) of these Bylaws), the stockholder must deliver written notice to the Secretary at the principal executive offices of the corporation on a timely basis as set forth in Section 5(b)(iii), and must update and supplement such written notice on a timely basis as set forth in Section 5(c). Such stockholder’s notice shall set forth: (A) as to each matter such stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these Bylaws, the language of the proposed amendment), the reasons for conducting such business at the meeting, and any material interest (including any anticipated benefit of such business to any Proponent (as defined below) other than solely as a result of its ownership of the corporation’s capital stock, that is material to any Proponent individually, or to the Proponents in the aggregate) in such business of any Proponent; and (B) all of the information required by Section 5(b)(iv).
(iii)    To be timely, the written notice required by Section 5(b)(i) or 5(b)(ii) must be received by the Secretary at the principal executive offices of the corporation not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the prior year’s annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting is advanced more than thirty (30) days prior to, or delayed by more than seventy (70) days after, the anniversary of the preceding year’s annual meeting or if no annual meeting was held in the preceding year, for notice by the stockholder to be timely, such stockholder’s written notice must be delivered to the Secretary not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the corporation, whichever is later. Notwithstanding the foregoing, in no event shall an adjournment or postponement (or the public announcement thereof) of an annual meeting for which notice has been given or with respect to which there has been a public announcement of the date of the meeting commence a new time period for the giving of a stockholder’s notice as described above. For the avoidance of doubt, notwithstanding the foregoing, to be timely, a stockholder’s notice of a nomination made in accordance with the procedures set forth in Section 5(h) must be received within the timeframe set forth therein.
(iv)    The written notice required by Section 5(b)(i) or 5(b)(ii) shall also set forth, as of the date of the notice and as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (each, a “Proponent” and collectively, the “Proponents,” including any person who is a member of a “group” (as such term is used in Rule 13d-5 promulgated under the 1934 Act) with any other Proponent with respect to the stock of the corporation, including any proposed nominee): (A) the name and address of the stockholder giving notice, as they appear on the corporation’s books, and of each other Proponent; (B) the class, series and number of shares of the corporation that are owned beneficially (within the meaning of Rule 13d-3 under the 1934 Act) and of record by each Proponent (provided, that for purposes of this Section 5(b)(iv), such Proponent shall in all events be deemed to beneficially own all shares of any class or series of capital stock of the corporation as to which such Proponent has a right to acquire beneficial ownership at any time in the future); (C) a description of any agreement, arrangement or understanding (whether oral or in writing) with respect to such nomination or proposal (and/or the voting of shares of any class or series of capital stock of the corporation) between or among any Proponent and any of its affiliates or associates and/or any other persons (including their names), including, in the case of a nominee, including any agreement, arrangement or understanding (whether oral or in writing) relating to any compensation or payments to be paid to any such proposed nominee(s); (D) a representation that the stockholder giving the notice is a holder of record of shares of the corporation entitled to vote at the meeting and that such stockholder (or its qualified representative, as defined below) intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice (with respect to a notice under Section 5(b)(i)) or to propose the business that is specified in the notice (with respect to a notice under Section 5(b)(ii)); (E) a representation that the beneficial owner, if any, on whose behalf the nomination or proposal is made is the beneficial owner of shares of the corporation; (F) a representation as to whether the Proponents or any other participant (as defined in Item 4 of Schedule 14A under the Exchange Act) will engage in a solicitation with respect to such nomination or proposal and, if so, the name of each participant in such solicitation and the amount of the cost of solicitation that has been and will be borne, directly or indirectly, by each participant in such solicitation and a representation whether the stockholder intend or are part of a group which intends (x) to solicit proxies from the required number of the corporation’s shares of capital stock entitled to vote in the election of directors in support of any proposed nominee in accordance with and as required by Rule 14a-19 promulgated under the 1934 Act, (y) to deliver, or make available, a proxy statement and form of proxy to holders of at least the percentage of the corporation’s voting shares required to approve or adopt the proposal or elect the nominee and/or (z) to otherwise solicit proxies or votes from stockholders in support of any nominee or any such proposal; (G) a description of all Derivative Transactions (as defined below) by each Proponent during the previous twelve (12) month period, including the date of the transactions and the class, series and number of securities involved in, and the material economic or voting terms of, such Derivative Transactions; (H) a certification that each Proponent has complied with all applicable federal, state and other legal requirements in connection with such Proponent’s acquisition of shares of capital stock or other securities of the corporation and/or such Proponent’s acts or omissions as a stockholder or beneficial owner of the corporation; and (I) any other information relating to the Proponents required to be disclosed in a proxy statement or other filings made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to and in accordance with Section 14 of the 1934 Act and the rules and regulations promulgated thereunder (whether or not such Proponent intends to deliver a proxy statement or conduct a proxy solicitation).
For purposes of Sections 5 and 6, a “Derivative Transaction” means any agreement, arrangement, interest or understanding entered into by, or on behalf or for the benefit of, any Proponent or any of its affiliates or associates, whether record or beneficial:
(i)    the value of which is derived in whole or in part from the value of any class or series of shares or other securities of the corporation,
(ii)    which otherwise provides any direct or indirect opportunity to gain or share in any gain derived from a change in the value of securities of the corporation,
(iii)    the effect or intent of which is to mitigate loss, manage risk or benefit from changes in value or price with respect to any securities of the corporation, or
(iv)    which provides the right to vote or increase or decrease the voting power of, such Proponent, or any of its affiliates or associates, directly or indirectly, with respect to any securities of the corporation, which agreement, arrangement, interest or understanding may include, without limitation, any option, warrant, debt position, note, bond, convertible security, swap, stock appreciation right or similar right, short position, profit interest, hedge, right to dividends, voting agreement, performance-related fee or arrangement to borrow or lend shares (whether or not subject to payment, settlement, exercise or conversion in any such class or series), and any proportionate interest of such Proponent in the securities of the corporation held by any general or limited partnership, or any limited liability company, of which such Proponent is, directly or indirectly, a general partner or managing member.
(c)    A stockholder providing written notice required by Section 5(b)(i) or (ii) shall update and supplement such notice in writing, if necessary, so that the information (other than the representations required by Section 5(b)(iv)(F)) provided or required to be provided in such notice is true and correct in all material respects as of (i) the record date for the determination of stockholders entitled to notice of the meeting and (ii) the date that is five (5) business days prior to the meeting and, in the event of any adjournment or postponement thereof, five (5) business days prior to any adjournment or postponement thereof; provided, that no such update or supplement shall cure or affect the accuracy (or inaccuracy) of any representations made by any Proponent, any of its affiliates or associates, or a nominee or the validity (or invalidity) of any nomination or proposal that failed to comply with this Section 5 or is rendered invalid as a result of any inaccuracy therein. In the case of an update and supplement pursuant to clause (i) of this Section 5(c), such update and supplement shall be delivered to the Secretary at the principal executive offices of the corporation not later than five (5) business days after the later of the record date for the determination of stockholders entitled to notice of the meeting or the public announcement of such record date. In the case of an update and supplement pursuant to clause (ii) of this Section 5(c), such update and supplement shall be delivered to the Secretary at the principal executive offices of the corporation not later than two (2) business days prior to the date for the meeting, and, in the event of any adjournment or postponement thereof, two (2) business days prior to any adjournment or postponement thereof.
(d)    Notwithstanding anything in Section 5(b)(iii) to the contrary, in the event that the number of directors is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the corporation at least ten (10) days before the last day a stockholder may deliver a notice of nomination in accordance with Section 5(b)(iii), a stockholder’s notice required by this Section 5 and which complies with the requirements in Section 5(b)(i), other than the timing requirements in Section 5(b)(iii), shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be received by the Secretary at the principal executive offices of the corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the corporation.
(e)    To be eligible to be a nominee for election or re-election as a director of the corporation pursuant to a nomination under clause (iii) of Section 5(a) (or, with respect to a special meeting, pursuant to a nomination under Section 6(f)), such nominee or a person on his or her behalf must deliver (in accordance with the time periods prescribed for delivery of notice under Section 5(b)(iii), Section 5(d) or Section 6, as applicable) to the Secretary at the principal executive offices of the corporation a completed and signed written questionnaire with respect to the background, qualifications, stock ownership and independence of such proposed nominee and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (i) is not and will not become a party to (A) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the corporation in the questionnaire or (B) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the corporation, with such person’s fiduciary duties under applicable law; (ii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director of the corporation or as a nominee that has not been disclosed to the corporation in the questionnaire; and (iii) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the corporation, and will comply with, all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the corporation, and (iv) if elected as a director of the corporation, intends to serve the entire term until the next meeting at which such candidate would face re-election.
(f)    A person shall not be eligible for election or re-election as a director unless the person is nominated, in the case of an annual meeting, in accordance with clause (i), (ii), (iii) or (iv) of Section 5(a), or, in the case of a special meeting, in accordance with clause (f)(ii) of Section 6 of these Bylaws. Except as otherwise required by law, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before an annual or special meeting was made, or proposed, as the case may be, in accordance with the procedures and requirements set forth in these Bylaws and, if any proposed nomination or business is not in compliance with these Bylaws (including, without limitation, compliance with Rule 14a-19), or the Proponent does not act in accordance with the representations required in this Section 5, to declare that such proposal or nomination shall not be presented for stockholder action at the meeting and shall be disregarded, or that such business shall not be transacted, notwithstanding that such proposal or nomination is set forth in the corporation’s proxy statement, notice of meeting or other proxy materials and notwithstanding that proxies or votes in respect of such nomination or such business may have been solicited or received. Notwithstanding anything in these Bylaws to the contrary, unless otherwise required by law, if (i) a stockholder intending to make a nomination at a meeting pursuant to Section 5(b)(i) (or Section 6(f) with respect to a special meeting) or to propose business at a meeting pursuant to Section 5(b)(ii) (or Section 6(c) with respect to a special meeting) does not provide the information in the stockholder’s notice required under Section 5(b)(i) or 5(b)(ii), as applicable, and Section 5(b)(iv) within the applicable time periods specified in this Section 5, or Section 6 as applicable, (including any update and supplement required under Section 5(c)), (ii) the stockholder (or a qualified representative of the stockholder) does not appear at the meeting to make such nomination or to propose such business (whether pursuant to the requirements of these Bylaws or in accordance with Rule 14a-8 under the 1934 Act), or (iii) the Proponents shall not have acted in accordance with the representations required under Section 5(b)(iv)(F), such nomination or proposal shall not be presented for stockholder action at the meeting and shall be disregarded (and any such nominee shall be disqualified), as determined by the chairman of the meeting as described above, notwithstanding that proxies in respect of such nominations or such business may have been solicited or received. To be considered a qualified representative of a stockholder for purposes of these Bylaws, a person must be a duly authorized officer, manager or partner of such stockholder or authorized by a writing executed by such stockholder (or a reliable reproduction of the writing) delivered to the corporation prior to the making of such nomination or proposal at such meeting (and in any event not fewer than five (5) business days before the meeting) stating that such person is authorized to act for such stockholder as proxy at the meeting of stockholders. Notwithstanding anything to the contrary in these Bylaws, unless otherwise required by law, if any Proponent (i) provides notice pursuant to Rule 14a-19(b) under the 1934 Act with respect to any proposed nominee and either subsequently (x) fails to comply with the requirements of Rule 14a-19 under the 1934 Act (or fails to timely provide reasonable evidence sufficient to satisfy the corporation that such Proponent has met the requirements of Rule 14a-19(a)(3) under the 1934 Act in accordance with the following sentence) or (y) fails to inform the corporation that they no longer plan to solicit proxies in accordance with the requirements of Rule 14a-19 under the 1934 Act by delivering a written notice to the Secretary at the principal executive offices of the corporation within two (2) business days after the occurrence of such change, then the nomination of each such proposed nominee shall be disregarded (and such nominees shall be disqualified), notwithstanding that the nominee is included as a nominee in the corporation’s proxy statement, notice of meeting or other proxy materials for any annual or special meeting (or any supplement thereto) and notwithstanding that proxies or votes in respect of the election of such proposed nominees may have been received by the corporation (which proxies and votes shall be disregarded). If any Proponent provides notice pursuant to Rule 14a-19(b) under the 1934 Act, such Proponent shall deliver to the corporation, no later than five (5) business days prior to the applicable meeting, reasonable evidence that it has met the requirements of Rule 14a-19(a)(3) under the 1934 Act. Notwithstanding anything to the contrary set forth herein, and for the avoidance of doubt, the nomination of any person whose name is included as a nominee in the corporation’s proxy statement, notice of meeting or other proxy materials for any annual or special meeting (or any supplement thereto) as a result of any notice provided by any Proponent and any of its affiliates of associates pursuant to Rule 14a-19(b) promulgated under the 1934 Act with respect to such proposed nominee and whose nomination is not made by or at the direction of the Board of Directors or any authorized committee thereof shall not be deemed (for purposes of clause (i) of Section 5(a) or otherwise) to have been made pursuant to the corporation’s notice of meeting (or any supplement thereto) and any such nominee may only be nominated by a Proponent pursuant to clause (iii) of Section 5(a) (and, in the case of a special meeting of stockholders pursuant to and to the extent permitted under Section 6(f)).
(g)    Notwithstanding the foregoing provisions of this Section 5, in order to include information with respect to a stockholder proposal in the proxy statement and form of proxy for a stockholders’ meeting, a stockholder must also comply with all applicable requirements of the 1934 Act and the rules and regulations thereunder. Nothing in these Bylaws shall be deemed to affect any rights of stockholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 under the 1934 Act; provided, however, that any references in these Bylaws to the 1934 Act or the rules and regulations thereunder are not intended to and shall not limit the requirements applicable to proposals and/or nominations to be considered pursuant to Section 5(a) of these Bylaws.

(h)    Proxy Access for Director Nominations.
(i)    Information to be Included in the Corporation’s Proxy Statement. Subject to the provisions of this Section 5(h), for nominations for the election to the Board of Directors to be properly brought before an annual meeting by a stockholder and included in the corporation’s proxy statement for an annual meeting pursuant to clause (iv) of Section 5(a) of these Bylaws, the stockholder must deliver a written notice as set forth in Section 5(h)(vi) to the Secretary at the principal executive offices of the corporation on a timely basis as set forth in Section 5(h)(ii) (a “Proxy Access Notice”). The corporation shall include in its proxy statement or on its form of proxy and ballot, as applicable (collectively, its “proxy materials”) for an annual meeting of stockholders, in addition to any persons nominated for election by the Board of Directors or any committee thereof, the name, together with the Required Information (as defined below), of any person nominated for election (a “Proxy Access Nominee”) to the Board of Directors by a stockholder that satisfies, or by a group of no more than twenty (20) stockholders that satisfy, the requirements of this Section 5(h) (such stockholder or group of stockholders being an “Eligible Stockholder”) and that expressly elects at the time of providing a Proxy Access Notice to have its nominee included in the corporation’s proxy materials pursuant to this Section 5(h). The “Required Information” that the corporation will include in its proxy statement is (A) the information concerning the Proxy Access Nominee and the Eligible Stockholder that is required to be disclosed in the corporation’s proxy statement by the regulations promulgated under the 1934 Act, and (B) if the Eligible Stockholder so elects, a written statement, not to exceed 500 words, in support of the Proxy Access Nominee’s candidacy (the “Statement”). To be timely, the Required Information must be received by the Secretary within the time period specified in this Section 5(h) for providing the Proxy Access Notice. Notwithstanding anything to the contrary contained in this Section 5(h), the corporation may omit from its proxy materials any information or Statement (or portion thereof) that it, in good faith, believes (A) is materially false or misleading or omits to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, (B) would violate any applicable law, regulation or listing standard, or (C) directly or indirectly impugns the character, integrity or personal reputation of, or directly or indirectly makes charges concerning improper, illegal or immoral conduct or association, without factual foundation, with respect to any person. Nothing in this Section 5(h) shall limit the corporation’s ability to solicit against and include in its proxy materials or any other soliciting materials its own statements relating to any Eligible Stockholder or Proxy Access Nominee.
(ii)    Notice Period. To be timely, a stockholder’s Proxy Access Notice must be received by the Secretary at the principal executive offices of the corporation not later than the close of business on the ninetieth (90th) day, nor earlier than the close of business on the one hundred twentieth (120th) day, prior to the first anniversary of the prior year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days prior to, or delayed by more than thirty (30) days after, the anniversary of the preceding year’s annual meeting or if no annual meeting was held in the preceding year, the Proxy Access Notice, to be timely, must be delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the corporation, whatever is later. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a Proxy Access Notice as described above.
(iii)    Permitted Number of Proxy Access Nominees. The maximum number of Proxy Access Nominees appearing in the corporation’s proxy materials with respect to an annual meeting of stockholders shall not exceed the greater of (A) two or (B) twenty percent (20%) of the number of directors in office as of the last day on which a Proxy Access Notice may be delivered pursuant to this Section 5(h), or if such amount is not a whole number, the closest whole number; provided, however, that the maximum number shall be reduced by:
(1)    any Proxy Access Nominees who were submitted by an Eligible Stockholder as nominations for inclusion in the corporation’s proxy materials pursuant to this Section 5(h) but are subsequently either withdrawn or nominated by the Board of Directors as nominees of the Board of Directors;
(2)    any nominees recommended or unopposed by the Board of Directors pursuant to an agreement, arrangement or other understanding with a stockholder or group of stockholders (other than any such agreement, arrangement or understanding entered into in connection with the acquisition of stock from the corporation by such stockholder or group of stockholders); and
(3)    any nominees who were previously elected to the Board of Directors as Proxy Access Nominees (or pursuant to an agreement, arrangement or other understanding with a stockholder or group of stockholders as set forth in (2) above) at any of the preceding two (2) annual meetings and who are re-nominated for election at such annual meeting by the Board of Directors.
In the event that, for any reason, one or more vacancies occurs on the Board of Directors after the deadline for submitting a Proxy Access Notice but before the date of the annual meeting of stockholders, and the Board of Directors resolves to reduce the size of the board of directors in connection therewith, the maximum number of Proxy Access Nominees shall be calculated based on the number of directors as so reduced. In the event that the number of Proxy Access Nominees submitted by Eligible Stockholders pursuant to this Section 5(h) exceeds the maximum number allowed under this Section 5(h)(iii), each Eligible Stockholder will select one Proxy Access Nominee for inclusion in the corporation’s proxy materials until the maximum number is reached, going in order of the number (largest to smallest) of shares of the capital stock of the corporation each Eligible Stockholder disclosed as owned in its Proxy Access Notice submitted to the corporation and confirmed by the corporation. If the maximum number is not reached after each Eligible Stockholder has selected one Proxy Access Nominee, this selection process will continue as many times as necessary, following the same order each time, until the maximum number is reached.
(iv)    Eligible Stockholder. An Eligible Stockholder must have owned (as defined below) continuously for at least three (3) years (the “Required Period”) that number of shares of capital stock as shall constitute

3% or more of the voting power of all of the then-outstanding shares of voting stock of the corporation entitled to vote generally at an election of directors (the “Required Shares”) as of both (A) a date within seven days prior to the date of the Proxy Access Notice and (B) the record date for determining stockholders entitled to vote at the annual meeting, and must continue to own the Required Shares through the annual meeting date. For purposes of satisfying the foregoing ownership requirement under this Section 5(h), (A) the shares of the capital stock of the corporation owned by one or more stockholders, or by the person(s) who own(s) shares of the capital stock of the corporation and on whose behalf any stockholder is acting, may be aggregated, provided that the number of stockholders and other persons whose ownership of shares of capital stock of the corporation is aggregated for such purpose shall not exceed twenty (20), and (B) a group of funds under common investment and management control (two or more funds referred to under (B), collectively, a “Qualifying Fund”) shall be treated as one stockholder or person for this purpose if such stockholder provides documentation reasonably satisfactory to the corporation that demonstrates satisfaction of such criteria. A record holder acting on behalf of one or more beneficial owners will not be counted separately as a stockholder with respect to the shares owned by beneficial owners on whose behalf such record holder has been directed in writing to act, but each such beneficial owner will be counted separately, subject to the other provisions of this paragraph (iv), for purposes of determining the number of stockholders whose holdings may be considered as part of an Eligible Stockholder’s holdings. No person may be a member of more than one group of persons constituting an Eligible Stockholder under this Section 5(h) and no shares may be attributed as owned by more than one person constituting an Eligible Stockholder under this Section 5(h). For the avoidance of doubt, if a group of stockholders (including a group of funds within a Qualifying Fund) aggregates ownership of shares in order to meet the Required Shares threshold under this Section 5(h), any and all requirements for an Eligible Stockholder under this Section 5(h) (except that the minimum voting power requirement necessary to meet the Required Shares threshold shall apply to the ownership of the group in the aggregate), including the minimum holding period, shall apply to each member of such group of stockholders and/or funds within the Qualifying Fund and a breach of any obligation, agreement or representation under this Section 5(h) by any member of such group shall be deemed a breach by the Eligible Stockholder. Should any stockholder withdraw from a group that is an Eligible Stockholder at any time prior to the annual meeting of stockholders, the Eligible Stockholder shall be deemed to own only those shares held by the remaining group.
(v)    Definition of Ownership. For purposes of this Section 5(h), an Eligible Stockholder shall be deemed to “own” only those outstanding shares of the capital stock of the corporation as to which such stockholder possesses both (A) the full voting and investment rights pertaining to the shares and (B) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (A) and (B) shall not include any shares (1) sold by such stockholder or any of its affiliates in any transaction that has not been settled or closed, including any short sale, (2) borrowed by such stockholder or any of its affiliates for any purposes or purchased by such stockholder or any of its affiliates pursuant to an agreement to resell or (3) subject to any option, warrant, forward contract, swap, contract of sale, or other derivative or similar agreement entered into by such stockholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares of outstanding capital stock of the corporation, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (x) reducing in any manner, to any extent or at any time in the future, such stockholder’s or its affiliates’ full right to vote or direct the voting of any such shares, and/or (y) hedging, offsetting or altering to any degree gain or loss arising from the full economic ownership of such shares by such stockholder or affiliate. A stockholder shall “own” shares held in the name of a nominee or other intermediary so long as the stockholder retains the right to instruct how the shares are voted with respect to the election of directors and the right to direct the disposition of the shares and possesses the full economic interest in the shares. A person’s ownership of shares shall be deemed to continue during any period in which (A) the person has loaned such shares, provided that the person has the power to recall such loaned shares at any time on no more than three (3) business days’ notice and has recalled such shares as of the date of the Proxy Access Notice and will hold them through the date of the annual meeting; or (B) the person has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement that is revocable at any time by the person. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings.
(vi)    Proxy Access Notice. Within the time period specified in this Section 5(h) for providing the Proxy Access Notice, an Eligible Stockholder must deliver the following information in writing to the Secretary of the corporation:
A.    the information, representations and agreements that would be required with respect to the nomination of directors pursuant to Section 5(b)(i) (including without limitation Section 5(b)(iv) with the exception of clause (F) of Section 5(b)(iv)) as if the Proxy Access Nominee were being nominated in accordance with Section 5(b);
B.    the written consent of each Proxy Access Nominee to being named in the proxy statement as a nominee (and to the disclosure therein of the related information) and to serving as a director if elected;
C.    one or more written statements from the record holder of the shares (and from each intermediary through which the shares are or have been held during the Required Period verifying that, as of a date within seven days prior to the date of the Proxy Access Notice, the Eligible Stockholder owns, and has owned continuously for the Required Period, the Required Shares, and the Eligible Stockholder’s agreement to provide, within five business days after the record date for the annual meeting, written statements from the record holder and intermediaries verifying the Eligible Stockholder’s continuous ownership of the Required Shares through the record date;
D.    a copy of the Schedule 14N that has been filed with the Securities and Exchange Commission as required by Rule 14a-18 under the 1934 Act, as such rule may be amended;
E.    a representation that the Eligible Stockholder:

1.    acquired all of the Required Shares or other securities of the corporation held by the Eligible Stockholder in the ordinary course of business and not with the intent to change or influence control at the corporation and does not presently have such intent,
2.    intends to appear in person or through a “qualified representative” (a person who is authorized in writing, executed by such stockholder or by an electronic transmission delivered by such stockholder, to act for such stockholder as a proxy at the annual meeting and who produces such writing or electronic transmission at the annual meeting) at the annual meeting to present the nomination,
3.    has not nominated and will not nominate for election to the Board of Directors at the annual meeting any person other than the Proxy Access Nominee(s) being nominated pursuant to this Section 5(h),
4.    has not engaged and will not engage in, and has not and will not be a participant in, another person’s solicitation in support of the election of any individual as a director at the annual meeting other than its Proxy Access Nominee or a nominee of the Board of Directors,
5.    will not distribute to any stockholder any form of proxy for the annual meeting other than the form distributed by the corporation,
6.    has provided and will provide facts, statements and other information in all communications with the corporation and its stockholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements make, in light of the circumstances under which they were made, not misleading, and
7.    in the case of a nomination by an Eligible Stockholder that is composed of a group of stockholders, the designation by all group members of one group member that is authorized to act on behalf of all such members with respect to the nomination and matters related thereto, including any withdrawal of the nomination;
F.    a description of all direct and indirect compensation and other material monetary and other material agreements, arrangements, relationships and understandings during the preceding three years, between or among the Eligible Stockholder (including any members of any group) and its or their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each of such Eligible Stockholder’s Proxy Access Nominee(s), and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including but not limited to all information that would be required to be disclosed pursuant to Item 404 of Regulation S-K if the Eligible Stockholder (including any members of any group), or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such Item and the Proxy Access Nominee were a director or executive officer of the registrant;
G.    in the case of any Eligible Stockholder that is a Qualifying Fund consisting of two or more funds, documentation reasonably satisfactory to the corporation demonstrating that the funds are eligible to be treated as a Qualifying Fund and that each fund constituting the Qualifying Fund otherwise meets the requirements set forth in this Section 5(h); and
H.    an undertaking that the Eligible Stockholder agrees to:
1.    own the Required Shares through the date of the annual meeting,
2.    assume all liability stemming from any legal or regulatory violation arising out of the Eligible Stockholder’s communications with the stockholders of the corporation or out of the information that the Eligible Stockholder provided to the corporation,
3.    indemnify and hold harmless (jointly and severally with all other group members in the case of an Eligible Stockholder group) the corporation and each of its directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the corporation or any of its directors, officers or employees arising out of any nomination, solicitation or other activity by the Eligible Stockholder in connection with its efforts to elect the Proxy Access Nominee pursuant to this Section 5(h),
4.    comply with all laws and regulations applicable to any solicitation in connection with the annual meeting or in connection with any other actions taken pursuant to this Section 5(h),
5.    file with the Securities and Exchange Commission any solicitation or other communication with the corporation’s stockholders relating to the meeting at which the Proxy Access Nominee will be nominated, regardless of whether any such filing is required under Regulation 14A of the 1934 Act or whether any exemption from filing is available for such solicitation or other communication,
6.    provide any additional information reasonably requested by the corporation to verify the Eligible Stockholder’s ownership of the Required Shares, and
7.    in the event that any information included in the Proxy Access Notice or in any other communication by the Eligible Stockholder or the Proxy Access Nominee with the corporation, its stockholders or any other person in connection with the nomination or election ceases to be true and accurate in all material respects (or omits a material fact necessary to make the statements made not misleading), or that the Eligible Stockholder has failed to continue to satisfy the eligibility requirements described in Section 5(h)(iv), to promptly (and in any event within two business days of discovering such defect) notify the Secretary of the corporation of such defect and of the information that is required to correct any such defect; provided, however, that any such notice shall not be deemed to cure any such defect or to limit the remedies available to the corporation for such defect or to permit any Eligible Stockholder or other person to change or add any proposed Proxy Access Nominee.
(vii)    Additional Information Regarding Proxy Access Nominee Eligibility. Within the time period specified in this Section 5(h) for delivering the Proxy Access Notice, a Proxy Access Nominee must deliver to the Secretary of the corporation a written questionnaire with respect to the background and qualification of such Proxy Access Nominee consistent with the requirements of Section 5(e) and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement that the Proxy Access Nominee:
A.    is not and will not become a party to any Voting Commitment (as defined in Section 5(e)) that has not been disclosed to the corporation or any Voting Commitment that could limit or interfere with such nominee’s ability to comply, if elected as a director of the corporation, with its fiduciary duties under applicable law or with the corporation’s Corporate Governance Policies or with any other publicly disclosed policies or guidelines of the corporation applicable to directors generally;
B.    is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action (1) as a nominee that has not been disclosed to the corporation, or (2) as a director;
C.    is not and has not been subject to any event specified in Rule 506(d) of Regulation D under the Securities Act of 1933, as amended (the “1933 Act”);
D.    is not and has not been, within the past three years, an officer or director of, employed by or otherwise affiliated with a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914;
E.    will comply with the corporation’s Corporate Governance Policies and all other applicable publicly disclosed conflict of interest, confidentiality and stock ownership and trading policies and guidelines, and any other such corporation policies and guidelines applicable to directors, as well as any applicable law, rule or regulation or listing requirement;
F.    would qualify as independent under the listing standards of any stock exchange applicable to the corporation, any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the corporation’s directors (the “Applicable Independence Standards”); and
G.    would qualify as (1) independent under the audit committee independence requirements set forth in the listing standards of any stock exchange applicable to the corporation and any applicable rules of the Securities and Exchange Commission, (2) a “non-employee director” under Rule 16b-3 under the 1934 Act and (3) an “outside director” for the purposes of Section 162(m) of the Internal Revenue Code of 1986 (or any successor provision).
Within the time period specified in this Section 5(h) for delivering the Proxy Access Notice, the Proxy Access Nominee shall provide all information necessary for the Board of Directors to verify whether such Proxy Access Nominee satisfies the Applicable Independence Standards and is qualified under the standards listed in clause (G) above at the request of the corporation, the Proxy Access Nominee must submit, completed and signed, all questionnaires and certifications required of the corporation’s directors. The corporation may request such additional information as necessary to permit the Board of Directors to verify whether each Stockholder Nominee is independent under the Applicable Independence Standards or is qualified under the standards listed in clause (G) above.
(viii)    Restrictions on Re-Nomination. Any Proxy Access Nominee who is included in the corporation’s proxy materials for a particular annual meeting of stockholders but withdraws from or becomes ineligible or unavailable for election at the annual meeting will be ineligible to be a Proxy Access Nominee pursuant to this Section 5(h) for the next two annual meetings.
(ix)    Omission and Removal of Proxy Access Nominees. The corporation shall not be required to include, pursuant to this Section 5(h), any Proxy Access Nominee in its proxy materials and such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the corporation for any meeting of stockholders:
A.    in the event that the Secretary of the corporation receives a notice that a stockholder has nominated a person for election to the Board of Directors pursuant to the advance notice requirements for stockholder nominees for director set forth in Section 5(b)(i);
B.    if the Eligible Stockholder who has nominated such Proxy Access Nominee has engaged in or is currently engaged in, or has been or is a “participant” in, another person’s “solicitation” within the meaning of Rule 14a-1(l) under the 1934 Act in support of the election of any individual as a director at the meeting other than its Proxy Access Nominee(s) or a nominee of the Board of Directors;

C.    who is not independent under the Applicable Independence Standards, or who is or becomes a party to any agreement, arrangement or understanding with any person or entity that would compromise the Proxy Access Nominee’s ability to fulfill his or her duties as an independent director or who does not qualify as (1) independent under the audit committee independence requirements set forth in the listing standards of any stock exchange applicable to the corporation and any applicable rules of the Securities and Exchange Commission, (2) a “non-employee director” under Rule 16b-3 under the 1934 Act and (3) an “outside director” for the purposes of Section 162(m) of the Internal Revenue Code of 1986 (or any successor provision), as determined by the Board of Directors;
D.    whose election as a member of the Board of Directors would cause the corporation to be in violation of these bylaws, the certificate of incorporation, the rules or regulations of any stock exchange applicable to the corporation, or any applicable law, rule or regulation or with the corporation’s Corporate Governance Policies or with any other publicly disclosed policies or guidelines of the corporation applicable to directors generally;
E.    who is or has been, within the past three years, an officer or director of, employed by or otherwise affiliated with a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914;
F.    who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past 10 years;
G.    whose service as a member of the Board of Directors would require that the corporation report a transaction as specified under paragraph (a) of Item 404 of Regulation S-K under the 1934 Act;
H.    who is subject to any event specified in Rule 506(d) of Regulation D under the 1933 Act;
I.    if such Proxy Access Nominee or the applicable Eligible Stockholder shall have provided information to the corporation with respect to such nomination that, as of the date provided, was untrue in any material respect or omitted to state a material fact necessary in order to make the statement made, in light of the circumstances under which it was made, not misleading, as determined by the Board of Directors; or
J.    if the Eligible Stockholder or applicable Proxy Access Nominee otherwise contravenes any of the agreements or representations made by such Eligible Stockholder or Proxy Access Nominee or fails to comply with its obligations pursuant to this Section 5(h).
(x)    Invalid Nomination. Notwithstanding anything to the contrary set forth herein, the Board of Directors or the person presiding at the meeting shall declare a nomination by an Eligible Stockholder to be invalid, and such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the corporation, if (A) the Proxy Access Nominee(s) and/or the applicable Eligible Stockholder has or have breached its or their obligations, agreements or representations under this Section 5(h), as determined by the Board of Directors or the person presiding at the annual meeting of stockholders, or (B) the Eligible Stockholder (or a qualified representative thereof) does not appear at the annual meeting of stockholders to present any nomination pursuant to this Section 5(h).
(xi)    Exclusive Method; Interpretation. Other than with respect to nominations made in accordance with Rule 14a-19 under the 1934 Act and Sections 5 and 6 these Bylaws, this Section 5(h) shall be the exclusive method for stockholders to include nominees for election to the Board of Directors in the corporation’s proxy materials. For purposes of this Section 5(h), the Board of Directors, a committee of the Board of Directors, or any officer of the corporation designated by the Board of Directors or committee thereof, shall have the power and authority to interpret this Section 5(h) and to make any and all determinations necessary and advisable to apply the provisions of this Section 5(h). Any such determination shall be final and binding on the corporation, any Eligible Stockholder, any Proxy Access Nominee and any other person so long as made in good faith, without any further requirements.
(i)    For purposes of Sections 5 and 6,
(i)    “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the 1934 Act;
(ii)    “affiliates” and “associates” shall have the meanings set forth in Rule 405 under the 1933 Act; and
(iii)    “close of business” shall mean 5:00 p.m. local time at the principal executive offices of the corporation on any calendar day, whether or not the day is a business day.
Section 6.    Special Meetings.
(a)    Subject to the terms of any series of Preferred Stock, special meetings of the stockholders of the corporation may be called, for any purpose or purposes as is a proper matter for stockholder action under the DGCL, by (i) the Chairman of the Board of Directors, (ii) the Chief Executive Officer, or (iii) the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board of Directors for adoption), and shall be called by the Secretary of the corporation following the Secretary’s receipt of signed written requests to call a meeting from stockholders who own (or stockholders acting as nominee on behalf of other persons who own) at least 15% of the voting power (the “Required Percentage”) of all of the then-outstanding shares of voting stock of the corporation (the “Voting Stock”) in accordance with this Section, and which stockholders have continuously owned (or, in the case of stockholders acting as nominee on behalf of other persons, which persons have continuously owned) the Required Percentage of Voting Stock for at least one year prior to the date on which the corporation receives such written requests. Except as otherwise required by law or provided by the terms of any series of Preferred Stock, special meetings of stockholders of the corporation may not be called by any other person or persons. For purposes of paragraphs (a) through (e) of this Section 6, the terms “own,” “owned,” “owning” and other variations of the word “own,” when used with respect to a stockholder or beneficial owner, shall have the meaning provided in Section 5(h)(v); provided that all references therein to “an Eligible Stockholder” shall be deemed to refer to “a person” and a person’s ownership of shares which such person has loaned shall be deemed to continue during any period in which the person has loaned such shares, provided that the person has the power to recall such loaned shares at any time on no more than three (3) business days’ notice and has recalled such shares as of the date of delivering a written request to call a special meeting and will hold them through the date of the special meeting.
(b)    A stockholder may not submit a written request to call a special meeting unless such stockholder is a holder of record of Voting Stock on the record date fixed to determine the stockholders entitled to request the call of a special meeting. Any stockholder seeking to call a special meeting to transact business shall, by written notice to the Secretary of the corporation, request that the Board of Directors fix a record date. A written request to fix a record date shall include all of the information that must be included in a written request to call a special meeting from a stockholder who is not a Solicited Stockholder, as set forth in paragraph (c) of this Section. The Board of Directors may, within 10 days of the Secretary’s receipt of a written request to fix a record date containing all the information required by or pursuant to this paragraph, fix a record date to determine the stockholders entitled to request the call of a special meeting, which date shall not precede, and shall not be more than 10 days after, the date upon which the resolution fixing the record date is adopted. If a record date is not so fixed by the Board of Directors, the record date shall be the date that the first written request to call a special meeting containing all the information required by or pursuant to this paragraph is received by the Secretary with respect to the proposed business to be conducted at a special meeting.
(c)    Each written request for a special meeting shall include the following: (i) the signature of the stockholder of record signing such request and the date such request was signed, (ii) a brief description of the business desired to be brought before the meeting (including any nominees for election or reelection as directors, if applicable) and the reasons for conducting such business at the meeting, and (iii) for each written request submitted by a person or entity other than a Solicited Stockholder, as to the stockholder signing such request, the other persons (if any) on whose behalf such request is submitted and any affiliate that controls either of the foregoing, directly or indirectly (each, a “party”): (A) the name and address of such party; (B) all of the information required to be disclosed pursuant to Sections 5(b)(i), 5(b)(ii) and 5(b)(iv) of these Bylaws, as applicable, as though such nominations or proposals were made with respect to an annual meeting of stockholders (which information shall be updated by such party as would be required by Section 5(c)); (C) documentary evidence that the stockholders of record submitting such written requests own, and have owned continuously for one year, the Required Percentage of Voting Stock; provided, however, that if the stockholders of record submitting such written requests are not the beneficial owners of the shares representing the Required Percentage, then to be valid, the written requests must also include documentary evidence (or, such evidence must be delivered to the Secretary within ten (10) days after the corporation receives the written request for a special meeting) that the persons on whose behalf such written requests for a special meeting are submitted own the Required Percentage of Voting Stock at the time the written requests are delivered to the Secretary and have continuously owned the Required Percentage of Voting Stock for a period of at least one year prior to the date on which the corporation receives such written requests; and (D) a statement (1) whether any such party will deliver a proxy statement and form of proxy to holders of, in the case of business other than nominations, at least the percentage of voting power of all of the shares of stock of the corporation required under applicable law to approve such business or (2), in the case of a nomination or nominations, confirming that any such party will solicit proxies in accordance with Rule 14a-19 promulgated under the 1934 Act, and/or (3) whether any such party will otherwise solicit proxies in respect of such nomination(s) (such statement, a “Special Meeting Solicitation Statement”).
For purposes of this Section, “Solicited Stockholder” means any stockholder that has provided a request in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the 1934 Act by way of a solicitation statement filed on Schedule 14A.
A stockholder may revoke a request to call a special meeting by written revocation delivered to the Secretary of the corporation at any time prior to the special meeting; provided, however, that if any such revocation(s) are received by the Secretary after the Secretary’s receipt of written requests from the Required Percentage of Voting Stock, and as a result of such revocation(s), there no longer are unrevoked requests from the Required Percentage of Voting Stock to call a special meeting, the Board of Directors shall have the discretion to determine whether or not to proceed with the special meeting, including whether to cancel the meeting. A proposal or nomination shall not be presented for stockholder action at any special meeting if (x) any stockholder or beneficial owner who has provided a Special Meeting Solicitation Statement with respect to such proposal does not act in accordance with the representations set for therein; or (y) the proposal or nomination appeared in a written request submitted by a stockholder who did not provide the information required by the preceding clause (c)(iii)(B) of this Section 6. If none of the stockholders who submitted a request to call a special meeting (or a qualified representative thereof) appears at the special meeting to present the business or nomination(s) to be brought before such meeting that were specified in the request to call a special meeting, the corporation need not present the business or nomination(s) for a vote at the meeting, notwithstanding that proxies in respect of such vote may have been received by the corporation.
(d)    A special meeting request shall not be valid, and the corporation shall not call a special meeting if: (i) the special meeting request relates to an item of business that is not a proper subject for stockholder action under, or that involves a violation of, applicable law; (ii) the special meeting request relates to an item of business that is the same as or substantially similar to (as determined in good faith by the Board of Directors) an item of business which was presented at a meeting of stockholders occurring within 90 days preceding the earliest date of signature on the special meeting request, provided that the removal of directors and the filling of the resulting vacancies shall not be considered the same or substantially similar to the election of directors at the preceding annual meeting of stockholders; (iii) the special meeting request is delivered during the period commencing 90 days prior to the first anniversary of the preceding year’s annual meeting and ending on the date of the next annual meeting of stockholders; or (iv) the special meeting request does not comply with the requirements of this Section.
(e)    The Board of Directors shall determine the place, if any, and fix the date and time, of any special meeting called at the request of one or more stockholders, and the date of such special meeting shall be no more than 90 days after the date on which the Board of Directors fixes the date of the special meeting. The record date or record dates for a special meeting shall be fixed in accordance with Section 213 of the DGCL. Upon determination of the time and place of the meeting, an appropriate officer shall cause notice to be given to the stockholders entitled to vote, in accordance with the provisions of Section 7 of these Bylaws. Nothing contained in this paragraph (e) shall be construed as limiting, fixing, or affecting the time when a meeting of stockholders called by action of the Board of Directors may be held. Business transacted at a stockholder-requested special meeting shall be limited to: (i) the business stated in the valid special meeting request received from the Required Percentage of Voting Stock, and (ii) any additional business that the Board of Directors determines to include in the corporation’s notice of meeting. The Board of Directors may postpone, reschedule or cancel any special meeting of stockholders other than a stockholder-requested special meeting.
(f)    Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the corporation’s notice of meeting (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the corporation who is a stockholder of record at the time of giving notice provided for in these Bylaws who shall be entitled to vote at the meeting and who delivers written notice to the Secretary of the corporation setting forth the information required by Section 5(b)(i) and (iv); provided, that if such nominee(s) are proposed on behalf of a beneficial owner, such nominations may only be properly brought before the meeting if such beneficial owner was the beneficial owner of shares of the corporation at the time of the giving of the stockholder’s notice set forth in this paragraph. In the event the corporation calls a special meeting of stockholders for the purpose of electing of one or more directors to the Board of Directors (other than a stockholder-requested special meeting), any such stockholder of record may nominate a person or persons (as the case may be), for election to such position(s) as specified in the corporation’s notice of meeting, if the stockholder’s notice required by this Section 6(f) that includes the information required by Section 5(b)(i) and (iv) of these Bylaws shall be delivered to the Secretary at the principal executive offices of the corporation not earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. The stockholder shall also update and supplement such information as required under Section 5(c). In no event shall an adjournment or postponement (or the public announcement thereof) of a special meeting commence a new time period for the giving of a stockholder’s notice as described above. The number of nominees a stockholder may nominate for election at the special meeting (or in the case of a stockholder giving the notice on behalf of a beneficial owner, the number of nominees a stockholder may nominate for election at the special meeting on behalf of such beneficial owner) shall not exceed the number of directors to be elected at such special meeting. Notwithstanding any other provision of these Bylaws, in the case of a stockholder-requested special meeting, no stockholder may nominate a person for election to the Board of Directors or propose any other business to be considered at the meeting, except pursuant to the written request(s) delivered for such special meeting pursuant to paragraphs (a) through (e) of this Section 6.
(g)    Notwithstanding the foregoing provisions of this Section 6, a stockholder must also comply with all applicable requirements of the 1934 Act and the rules and regulations thereunder with respect to matters set forth in this Section 6. Nothing in these Bylaws shall be deemed to affect any rights of stockholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 under the 1934 Act; provided, however, that any references in these Bylaws to the 1934 Act or the rules and regulations thereunder are not intended to and shall not limit the requirements applicable to nominations for the election to the Board of Directors to be considered pursuant to Section 6(f) of these Bylaws.
Section 7.    Notice of Meetings. Except as otherwise provided by law, notice, given in writing or by electronic transmission in the manner provided by Section 232 of the DGCL, of each meeting of stockholders shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting, such notice to specify the place, if any, date and hour, in the case of special meetings, the purpose or purposes of the meeting, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at any such meeting. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the corporation. Notice of the time, place, if any, and purpose of any meeting of stockholders may be waived in writing, signed by the person entitled to notice thereof, or by electronic transmission by such person, either before or after such meeting, and will be waived by any stockholder by his attendance thereat in person, by remote communication, if applicable, or by proxy, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Any stockholder so waiving notice of such meeting shall be bound by the proceedings of any such meeting in all respects as if due notice thereof had been given.
Section 8.    Quorum. At all meetings of stockholders, except where otherwise provided by statute or by the Certificate of Incorporation, or by these Bylaws, the presence, in person, by remote communication, if applicable, or by proxy duly authorized, of the holders of a majority of the voting power of all the then-outstanding shares of stock entitled to vote shall constitute a quorum for the transaction of business. In the absence of a quorum, any meeting of stockholders may be adjourned, from time to time, either by the chairman of the meeting or by vote of the holders of a majority of the voting power of the shares represented thereat, but no other business shall be transacted at such meeting. The stockholders present at a duly called or convened meeting, at which a quorum is present, may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. Except as otherwise provided by statute or by applicable stock exchange rules or the rules of The Nasdaq Stock Market LLC, or by the Certificate of Incorporation or these Bylaws, the affirmative vote of the majority of shares present in person, by remote communication, if applicable, or represented by proxy at the meeting and entitled to vote generally on the subject matter shall be the act of the stockholders. Where a separate vote by a class or classes or series is required, except where otherwise provided by the statute or by the Certificate of Incorporation or these Bylaws, a majority of the voting power of the then-outstanding shares of such class or classes or series, present in person, by remote communication, if applicable, or represented by proxy duly authorized, shall constitute a quorum entitled to take action with respect to that vote on that matter. Except where otherwise provided by statute or by the Certificate of Incorporation or these Bylaws, the affirmative vote of the majority of the voting power of the shares of such class or classes or series present in person, by remote communication, if applicable, or represented by proxy at the meeting shall be the act of such class or classes or series.
Section 9.    Adjournment and Notice of Adjourned Meetings. Any meeting of stockholders, whether annual or special, may be adjourned from time to time either by the chairman of the meeting or by the vote of a majority of the voting power of the shares casting votes present in person, by remote communication, if applicable, or represented by proxy at the meeting. When a meeting is adjourned to another time or place, if any, notice need not be given of the adjourned meeting if the time and place, if any, thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.
Section 10.    Voting Rights. For the purpose of determining those stockholders entitled to vote at any meeting of the stockholders, except as otherwise provided by law, only persons in whose names shares stand on the stock records of the corporation on the record date, as provided in Section 12 of these Bylaws, shall be entitled to vote at any meeting of stockholders. Unless otherwise provided in the corporation’s Certificate of Incorporation each stockholder, shall at every meeting of the stockholders, be entitled to one vote for each share of capital stock having voting power held by such stockholder. Every person entitled to vote shall have the right to do so in person, by remote communication, if applicable, or by an agent or agents authorized by a proxy granted in accordance with the DGCL. An agent so appointed need not be a stockholder. No proxy shall be voted or acted upon after three (3) years from its date of creation unless the proxy provides for a longer period. Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board of Directors.
Section 11.    Joint Owners of Stock. If shares or other securities having voting power stand of record in the names of two (2) or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety, or otherwise, or if two (2) or more persons have the same fiduciary relationship respecting the same shares, unless the Secretary is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect: (a) if only one (1) votes, his act binds all; (b) if more than one (1) votes, the act of the majority so voting binds all; (c) if more than one (1) votes, but the vote is evenly split on any particular matter, each faction may vote the securities in question proportionally, or may apply to the Delaware Court of Chancery for relief as provided in the DGCL, Section 217(b). If the instrument filed with the Secretary shows that any such tenancy is held in unequal interests, a majority or even-split for the purpose of subsection (c) shall be a majority or even-split in interest.
Section 12.    List of Stockholders. The officer in charge of the stock ledger of the corporation or the transfer agent shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at said meeting, arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (b) during ordinary business hours, at the principal place of business of the corporation. In the event that the corporation determines to make the list available on an electronic network, the corporation may take reasonable steps to ensure that such information is available only to stockholders of the corporation.
Section 13.    Action Without Meeting. No action shall be taken by the stockholders expect at an annual or special meeting of stockholders called in accordance with these Bylaws, and no action shall be taken by the stockholders by written consent or electronic transmission.
Section 14.    Organization.
(a)    At every meeting of stockholders, the Chairman of the Board of Directors, or, if a Chairman has not been appointed or is absent, the Chief Executive Officer, or, if the Chief Executive Officer has not been appointed or is absent, a chairman of the meeting chosen by the Chief Executive Officer shall act as chairman of the meeting. The Secretary, or in his absence any person appointed by the chairman of the meeting, shall act as secretary of the meeting.
(b)    The corporation shall be entitled to make such rules or regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations of the Board of Directors, if any, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing an agenda or order of business for the meeting, making a determination concerning whether business is properly brought before the meeting, rules and procedures for maintaining order at the meeting and the safety of those present, limitations on participation in such meeting to stockholders of record of the corporation and their duly authorized and constituted proxies and such other persons as the chairman shall permit, restrictions on entry to the meeting after the time fixed for the commencement thereof, limitations on the time allotted to questions or comments by participants and regulation of the opening and closing of the polls for balloting on matters which are to be voted on by ballot. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting. Unless and to the extent determined by the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with rules of parliamentary procedure.
Article IV

Directors
Section 15.    Number and Term of Office.
(a)    The authorized number of directors of the corporation shall be fixed in accordance with the Certificate of Incorporation. Directors need not be stockholders unless so required by the Certificate of Incorporation.
(b)    At any meeting of stockholders for the election of one or more directors at which a quorum is present, each such director shall be elected by the affirmative vote of the majority of the votes cast with respect to that director, provided that if the number of nominees at such meeting, determined at any time, including as of the record date for such meeting, exceeds the number of directors to be elected (a “Contested Election”), the directors shall be elected by the vote of a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors. For purposes of this Section, a majority of the votes cast means that the number of shares voted “for” a director must exceed the number of votes cast as “against” for that director. “Abstentions” and “broker non-votes” with respect to that director’s election shall not be counted as votes cast. In an election other than a Contested Election, stockholders will be given the choice to cast votes “for” or “against” the election of directors or to “abstain” from such vote and shall not have the ability to cast any other vote with respect to such election of directors. In a Contested Election, stockholders will be given the choice to cast “for” or “withhold” votes for the election of directors and shall not have the ability to cast any other vote with respect to such election of directors. If a director then serving on the Board of Directors does not receive the necessary votes, the director shall offer to tender his or her resignation to the Board. The Nominating and Corporate Governance Committee or other committee that may be designated by the Board will make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken. The Board will act on such committee’s recommendation and publicly disclose its decision and the rationale within 90 days from the date of the certification of the election results. In making their decision, the Committee and the Board will evaluate the best interests of the Company and its stockholders and shall consider all factors and information deemed relevant. The director who tenders his or her resignation will not participate in the Committee’s recommendation or the Board’s decision.
Section 16.    Nomination of Director Candidates. Nominations for the election of Directors at the annual meeting, by or at the direction of the Board of Directors, may be made by any nominating committee or person appointed by the Board of Directors. Nominations may also be made by any stockholder of record of the corporation entitled to vote for the election of directors at the annual meeting who complies with the notice procedures set forth in Section 5 hereof. Nominations for the election of directors at a special meeting of stockholders shall be made pursuant to the procedures of Section 6 hereof.
Section 17.    Powers. The powers of the corporation shall be exercised, its business conducted and its property controlled by or under the direction of the Board of Directors, except as may be otherwise provided by statute or by the Certificate of Incorporation.
Section 18.    Classes of Directors. Subject to the other provisions of this paragraph, the Board of Directors is and shall remain divided into three classes, with the directors in each class serving for a term expiring at the third annual meeting of stockholders held after their election. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the terms of the members of the Board of Directors shall be as follows: (i) at the annual meeting of stockholders to be held in 2012, the directors whose terms expire at that meeting or such directors’ successors shall be elected to hold office for a term expiring at the annual meeting of stockholders to be held in 2013; (ii) at the annual meeting of stockholders to be held in 2013, the directors whose terms expire at that meeting or such directors’ successors shall be elected to hold office for a term expiring at the annual meeting of stockholders to be held in 2014; and (iii) at the annual meeting of stockholders to be held in 2014 and at each annual meeting of stockholders thereafter, all directors shall be elected to hold office for a term expiring at the next annual meeting of stockholders. The classification of the Board of Directors shall terminate at the annual meeting of stockholders to be held in 2014 and all directors shall be elected in accordance with clause (iii) above.
Notwithstanding the foregoing provisions of this Section 18, each director shall serve until his successor is duly elected and qualified or until his death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.
Section 19.    Vacancies. Unless otherwise provided in the Certificate of Incorporation and subject to the rights of the holders of any series of Preferred Stock or as otherwise provided by applicable law, any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other causes and any newly created directorships resulting from any increase in the number of directors shall, unless the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by stockholders, be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the Board of Directors or by a sole remaining director. Except (i) as otherwise provided by applicable law or (ii) as may be otherwise determined by the Board of Directors by resolution and subject to the rights of the holders of any series of Preferred Stock, any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director’s successor shall have been elected and qualified. A vacancy in the Board of Directors shall be deemed to exist under this Section 19 in the case of the death, removal or resignation of any director.
Section 20.    Resignation. Any director may resign at any time by delivering his or her notice in writing or by electronic transmission to the Secretary, such resignation to specify whether it will be effective at a particular time, upon receipt by the Secretary or at the pleasure of the Board of Directors. If no such specification is made, it shall be deemed effective at the pleasure of the Board of Directors. When one or more directors shall resign from the Board of Directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each Director so chosen shall hold office for the unexpired portion of the term of the Director whose place shall be vacated and until his successor shall have been duly elected and qualified.
Section 21.    Removal. Subject to the rights of the holders of any series of Preferred Stock the Board of Directors or any individual director may be removed from office at any time (i) with cause by the affirmative vote of the holders of a majority of the voting power of all the then-outstanding shares of voting stock of the corporation entitled to vote generally at an election of directors or (ii) without cause by the affirmative vote of the holders of sixty-six and two-thirds percent (66-2/3%) of the voting power of all the then-outstanding shares of voting stock of the corporation, entitled to vote generally at an election of directors.
Section 22.    Meetings.
(a)    Regular Meetings. Unless otherwise restricted by the Certificate of Incorporation, regular meetings of the Board of Directors may be held at any time or date and at any place within or without the State of Delaware which has been designated by the Board of Directors. No notice shall be required for regular meetings of the Board of Directors.
(b)    Special Meetings. Unless otherwise restricted by the Certificate of Incorporation, special meetings of the Board of Directors may be held at any time and place within or without the State of Delaware whenever called in writing, including electronic communication, by the Chairman of the Board, the Chief Executive Officer, the President, any two directors or any one director in the event there is only one director in office.
(c)    Meetings by Electronic Communications Equipment. Any member of the Board of Directors, or of any committee thereof, may participate in a meeting by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.
(d)    Notice of Special Meetings. Notice of the time and place of all special meetings of the Board of Directors shall be delivered orally or in writing, by telephone, including a voice messaging system or other system or technology designed to record and communicate messages, facsimile, telegraph or telex, or by electronic mail or other electronic means, during normal business hours, at least twenty-four (24) hours before the date and time of the meeting. If notice is sent by US mail, it shall be sent by first class mail, charges prepaid, at least three (3) days before the date of the meeting.
(e)    Waiver of Notice. Notice of any meeting may be waived in writing, or by electronic transmission, at any time before or after the meeting and will be waived by any director by attendance thereat, except when the director attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. The transaction of all business at any meeting of the Board of Directors, or any committee thereof, however called or noticed, or wherever held, shall be as valid as though the business was transacted at a meeting duly held after regular call and notice, if a quorum be present and if, either before or after the meeting, each of the directors not present who did not receive notice shall sign a written waiver of notice or shall waive notice by electronic transmission. All such waivers shall be filed with the corporate records or made a part of the minutes of the meeting.
Section 23.    Quorum and Voting.
(a)    Unless the Certificate of Incorporation requires a greater number, and except with respect to indemnification questions arising under Section 46 hereof, for which a quorum shall be one-third of the exact number of directors fixed from time to time, and except with respect to certain transactions questions arising under Section 41, for which a quorum is set by Section 42 hereof, a quorum of the Board of Directors shall consist of a majority of the exact number of directors fixed from time to time by the Board of Directors in accordance with the Certificate of Incorporation; provided, however, at any meeting whether a quorum be present or otherwise, a majority of the directors present may adjourn from time to time until the time fixed for the next regular meeting of the Board of Directors, without notice other than by announcement at the meeting.
(b)    At each meeting of the Board of Directors at which a quorum is present, all questions and business shall be determined by the affirmative vote of a majority of the directors present, unless a different vote be required by law, the Certificate of Incorporation or these Bylaws.
Section 24.    Action without Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission, and such writing or writings or transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 25.    Fees and Compensation. Directors shall be entitled to such compensation for their services as may be approved by the Board of Directors, including, if so approved, by resolution of the Board of Directors, a fixed sum and expenses of attendance, if any, for attendance at each regular or special meeting of the Board of Directors and at any meeting of a committee of the Board of Directors. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity as an officer, agent, employee, or otherwise and receiving compensation therefor.
Section 26.    Committees.
(a)    Executive Committee. The Board of Directors may appoint an Executive Committee to consist of one (1) or more members of the Board of Directors. The Executive Committee, to the extent permitted by law and provided in the resolution of the Board of Directors shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the DGCL to be submitted to stockholders for approval, or (ii) adopting, amending or repealing any Bylaw of the corporation.
(b)    Other Committees. The Board of Directors may, from time to time, appoint such other committees as may be permitted by law. Such other committees appointed by the Board of Directors shall consist of one (1) or more members of the Board of Directors and shall have such powers and perform such duties as may be prescribed by the resolution or resolutions creating such committees, but in no event shall any such committee have the powers denied to the Executive Committee in these Bylaws.
(c)    Term. The Board of Directors, subject to any requirements of any outstanding series of Preferred Stock, and the provisions of subsections (a) or (b) of this Section 26 may at any time increase or decrease the number of members of a committee or terminate the existence of a committee. The membership of a committee member shall terminate on the date of his death or voluntary resignation from the committee or from the Board of Directors. The Board of Directors may at any time for any reason remove any individual committee member and the Board of Directors may fill any committee vacancy created by death, resignation, removal or increase in the number of members of the committee. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee, and, in addition, in the absence or disqualification of any member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.
(d)    Meetings. Unless the Board of Directors shall otherwise provide, regular meetings of the Executive Committee or any other committee appointed pursuant to this Section 26 shall be held at such times and places as are determined by the Board of Directors, or by any such committee, and when notice thereof has been given to each member of such committee, no further notice of such regular meetings need be given thereafter. Special meetings of any such committee may be held at any place which has been determined from time to time by such committee, and may be called by the chairman of such committee or a member of such committee, upon notice to the members of such committee of the time and place of such special meeting given in the manner provided for the giving of notice to members of the Board of Directors of the time and place of special meetings of the Board of Directors. Notice of any special meeting of any committee may be waived in writing or by electronic transmission at any time before or after the meeting and will be waived by any director by attendance thereat, except when the director attends such special meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Unless otherwise provided by the Board of Directors in the resolutions authorizing the creation of the committee, a majority of the authorized number of members of any such committee shall constitute a quorum for the transaction of business, and the act of a majority of those present at any meeting at which a quorum is present shall be the act of such committee.
Section 27.    Organization. At every meeting of the directors, the Chairman of the Board of Directors, or, if a Chairman has not been appointed or is absent, the Chief Executive Officer (if a director), or, if the Chief Executive Officer has not been appointed or is absent the President (if a director), or, if the President has not been appointed or is absent, the most senior Vice President (if a director), or, in the absence of any such person, a chairman of the meeting chosen by a majority of the directors present, shall preside over the meeting. The Secretary, or in his absence, any person directed to do so by the Chief Executive Officer, or if the Chief Executive Officer has not been appointed or is absent, then any person directed to do so by the President, shall act as secretary of the meeting.
Article V

Officers
Section 28.    Officers Designated. The officers of the corporation shall include, if and when designated by the Board of Directors, the Chairman of the Board of Directors (provided that notwithstanding anything to the contrary contained in these Bylaws, the Chairman of the Board of Directors shall not be deemed an officer of the corporation unless so designated by the Board of Directors), the Chief Executive Officer, the President, one or more Vice Presidents, the Secretary, the Chief Financial Officer and the Treasurer. The Board of Directors may also appoint one or more Assistant Secretaries, Assistant Treasurers and such other officers and agents with such powers and duties as it shall deem necessary. The Board of Directors may assign such additional titles to one or more of the officers as it shall deem appropriate. Any one person may hold any number of offices of the corporation at any one time unless specifically prohibited therefrom by law. The salaries and other compensation of the officers of the corporation shall be fixed by or in the manner designated by the Board of Directors.

Section 29.    Tenure and Duties of Officers.
(a)    General. All officers shall hold office at the pleasure of the Board of Directors and until their successors shall have been duly elected and qualified, unless sooner removed. Any officer elected or appointed by the Board of Directors may be removed at any time by the Board of Directors. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors.
(b)    Duties of Chairman of the Board of Directors. The Chairman of the Board of Directors, when present, shall preside at all meetings of the stockholders and the Board of Directors. The Chairman of the Board of Directors shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board of Directors shall designate from time to time.
(c)    Duties of Chief Executive Officer. The Chief Executive Officer shall preside at all meetings of the stockholders and at all meetings of the Board of Directors, unless the Chairman of the Board of Directors has been appointed and is present. The Chief Executive Officer shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers, as the Board of Directors shall designate from time to time.
(d)    Duties of President. Unless some other officer has been appointed Chief Executive Officer of the corporation, the President shall be the Chief Executive Officer of the corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and officers of the corporation. The President shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board of Directors shall designate from time to time.
(e)    Duties of Vice Presidents. The Vice Presidents may assume and perform the duties of the President in the absence or disability of the President or whenever the office of President is vacant. The Vice Presidents shall perform other duties commonly incident to their office and shall also perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time.
(f)    Duties of Secretary. The Secretary shall attend all meetings of the stockholders and of the Board of Directors and shall record all acts and proceedings thereof in the minute book of the corporation. The Secretary shall give notice in conformity with these Bylaws of all meetings of the stockholders and of all meetings of the Board of Directors and any committee thereof requiring notice. The Secretary shall perform all other duties provided for in these Bylaws and other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board of Directors shall designate from time to time. The Chief Executive Officer may direct any Assistant Secretary or other office or director to assume and perform the duties of the Secretary in the absence or disability of the Secretary, and each Assistant Secretary shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board of Directors or the Chief Executive Officer shall designate from time to time.
(g)    Duties of Chief Financial Officer. The Chief Financial Officer shall keep or cause to be kept the books of account of the corporation in a thorough and proper manner and shall render statements of the financial affairs of the corporation in such form and as often as required by the Board of Directors or the Chief Executive Officer. The Chief Financial Officer, subject to the order of the Board of Directors, shall have the custody of all funds and securities of the corporation. The Chief Financial Officer shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board of Directors or the Chief Executive Officer shall designate from time to time. The Chief Executive Officer may direct the Vice President of Finance, Treasurer or any Assistant Treasurer, or the Controller or Assistant Controller, to assume and perform the duties of the Chief Financial Officer in the absence or disability of the Chief Financial Officer and, in the absence or disability of the Chief Financial Officer, each Vice President of Finance, Treasurer or any Assistant Treasurer, or the Controller or Assistance Controller shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board of Directors or the Chief Executive Officer shall designate from time to time.
(h)    Treasurer. The Treasurer shall have such duties as may be specified by the Chief Financial Officer to assist the Chief Financial Officer in the performance of his or her duties to perform such other duties and have other powers as may from time to time be prescribed by the Board of Directors or the Chief Executive Officer.
(i)    Assistant Treasurer. The Chief Executive Officer may direct any Assistant Treasurer to assume and perform the duties of the Treasurer in the absence or disability of the Treasurer, and each Assistant Treasurer shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board of Directors or the Chief Executive Officer shall designate from time to time.
Section 30.    Delegation of Authority. The Board of Directors may from time to time delegate the powers or duties of any officer to any other officer or agent, notwithstanding any provision hereof.
Section 31.    Resignations. Any officer may resign at any time by giving notice in writing or by electronic transmission to the Board of Directors or to the President or to the Secretary. Any such resignation shall be effective when received by the person or persons to whom such notice is given, unless a later time is specified therein, in which event the resignation shall become effective at such later time. Unless otherwise specified in such notice, the acceptance of any such resignation shall not be necessary to make it effective. Any resignation shall be without prejudice to the rights, if any, of the corporation under any contract with the resigning officer.
Section 32.    Removal. Any officer may be removed from office at any time, either with or without cause, by the affirmative vote of a majority of the directors in office at the time, or by the unanimous written or electronic consent of the directors in office at the time, or by any committee of the Board of Directors or by the Chief Executive Officer or superior officers upon whom such power of removal may have been conferred by the Board of Directors.
Article VI

Execution of Corporate Instruments and Voting
of Securities Owned by the Corporation
Section 33.    Execution of Corporate Instruments.
(a)    The Board of Directors may, in its discretion, determine the method and designate the signatory officer or officers, or other person or persons, to execute on behalf of the corporation any corporate instrument or document, or to sign on behalf of the corporation the corporate name without limitation, or to enter into contracts on behalf of the corporation, except where otherwise provided by law or these Bylaws, and such execution or signature shall be binding upon the corporation.
(b)    Unless otherwise specifically determined by the Board of Directors or otherwise required by law, promissory notes, deeds of trust, mortgages and other evidences of indebtedness of the corporation, and other corporate instruments or documents requiring the corporate seal, if any, and certificates of shares of stock owned by the corporation, shall be executed, signed or endorsed by the Chairman of the Board of Directors, or the Chief Executive Officer or the President or any Vice President, and by the Secretary or Treasurer or any Assistant Secretary or Assistant Treasurer. All other instruments and documents requiring the corporate signature, but not requiring the corporate seal, may be executed as aforesaid or in such other manner as may be directed by the Board of Directors.
(c)    Unless authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge the corporation’s credit or to render it liable for any purpose or for any amount.
(d)    All checks and drafts drawn on banks or other depositaries on funds to the credit of the corporation or in special accounts of the corporation shall be signed by such person or persons as the Board of Directors shall authorize so to do.
Section 34.    Voting of Securities Owned by the Corporation. All stock and other securities of other corporations owned or held by the corporation for itself, or for other parties in any capacity, shall be voted, and all proxies with respect thereto shall be executed, by the person authorized so to do by resolution of the Board of Directors, or, in the absence of such authorization, by the Chairman of the Board of Directors, the Chief Executive Officer, the President, or any Vice President.
Article VII

Shares of Stock
Section 35.    Form and Execution of Certificates. The shares of the corporation shall be represented by certificates, or shall be uncertificated. Certificates for the shares of stock of the corporation shall be in such form as is consistent with the Certificate of Incorporation and applicable law. Every holder of stock in the corporation represented by certificates shall be entitled to have a certificate signed by or in the name of the corporation by the Chairman of the Board of Directors, or the Chief Executive Officer or any Vice President and by the Treasurer or Assistant Treasurer or the Secretary or Assistant Secretary, certifying the number of shares owned by the holder in the corporation. Any or all of the signatures on the certificate may be facsimiles. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued with the same effect as if he were such officer, transfer agent, or registrar at the date of issue. Each certificate shall state upon the face or back thereof, in full or in summary, all of the powers, designations, preferences, and rights, and the limitations or restrictions of the shares authorized to be issued or shall, except as otherwise required by law, set forth on the face or back a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Within a reasonable time after the issuance or transfer of uncertificated stock, the corporation shall send to the registered owner thereof a written notice containing the information required by the DGCL or a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.
Section 36.    Lost Certificates. A new certificate or certificates shall be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed and on such terms and conditions as the corporation may require. The corporation may require, as a condition precedent to the issuance of a new certificate or certificates, the owner of such lost, stolen, or destroyed certificate or certificates, or the owner’s legal representative, to agree to indemnify the corporation in such manner as it shall require or to give the corporation a surety bond in such form and amount as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen, or destroyed.
Section 37.    Transfers.

(a)    Transfers of record of shares of stock of the corporation shall be made only upon the corporation’s books by the holders thereof, in person or by attorney duly authorized, and upon the surrender of a properly endorsed certificate or certificates for a like number of shares and proper evidence of compliance with other conditions of applicable law, by contract or otherwise to rightful transfer.
(b)    Upon receipt of proper transfer instructions and proper evidence of compliance of other conditions of applicable law, by contract or otherwise to rightful transfer from the registered owner of the uncertificated or certificated shares, such uncertificated or certificated shares, as applicable, shall be cancelled and issuance of new equivalent uncertificated shares or certificated shares shall be made to the person entitled thereto and the transaction shall be recorded upon the books of the corporation.
(c)    The corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes of stock of the corporation to restrict the transfer of shares of stock of the corporation of any one or more classes owned by such stockholders in any manner not prohibited by the DGCL.
Section 38.    Fixing Record Dates.
(a)    In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix, in advance, a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall, subject to applicable law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.
(b)    In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.
Section 39.    Registered Stockholders. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.
Article VIII

Other Securities of the Corporation
Section 40.    Execution of Other Securities. All bonds, debentures and other corporate securities of the corporation, other than stock certificates (covered in Section 35), may be signed by the Chairman of the Board of Directors, the Chief Executive Officer, the President or any Vice President, or such other person as may be authorized by the Board of Directors, and the corporate seal impressed thereon or a facsimile of such seal imprinted thereon and attested by the signature of the Secretary or an Assistant Secretary, or the Chief Financial Officer or Treasurer or an Assistant Treasurer; provided, however, that where any such bond, debenture or other corporate security shall be authenticated by the manual signature, or where permissible facsimile signature, of a trustee under an indenture pursuant to which such bond, debenture or other corporate security shall be issued, the signatures of the persons signing and attesting the corporate seal on such bond, debenture or other corporate security may be the imprinted facsimile of the signatures of such persons. Interest coupons appertaining to any such bond, debenture or other corporate security, authenticated by a trustee as aforesaid, shall be signed by the Treasurer or an Assistant Treasurer of the corporation or such other person as may be authorized by the Board of Directors or bear imprinted thereon the facsimile signature of such person. In case any officer who shall have signed or attested any bond, debenture or other corporate security, or whose facsimile signature shall appear thereon or on any such interest coupon, shall have ceased to be such officer before the bond, debenture or other corporate security so signed or attested shall have been delivered, such bond, debenture or other corporate security nevertheless may be adopted by the corporation and issued and delivered as though the person who signed the same or whose facsimile signature shall have been used thereon had not ceased to be such officer of the corporation.
Article IX

Certain Transactions
Section 41.    Transactions with Interested Parties. No contract or transaction between the corporation and one or more of its directors or officers, or between the corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers, are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorized the contract or transaction or solely because any such director’s or officer’s votes are counted for such purposes, if:

(a)    the material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or
(b)    the material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or
(c)    the contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the stockholders.
Section 42.    Quorum. Interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee thereof, which authorizes the contract or transaction.
Article X

Dividends
Section 43.    Declaration of Dividends. Dividends upon the capital stock of the corporation, subject to the provisions of the Certificate of Incorporation and applicable law, if any, may be declared by the Board of Directors pursuant to law at any regular or special meeting. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation and applicable law.
Section 44.    Dividend Reserve. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the Board of Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the Board of Directors shall think conducive to the interests of the corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.
Article XI

Fiscal Year
Section 45.    Fiscal Year. The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.
Article XII

Indemnification
Section 46.    Indemnification of Directors, Executive Officers, Other Officers, Employees and Other Agents.
(a)    Directors and Executive Officers. The corporation shall indemnify its directors and executive officers (for the purposes of this Article XII, “executive officers” shall have the meaning defined in Rule 3b-7 promulgated under the 1934 Act) to the fullest extent not prohibited by the DGCL or any other applicable law; provided, however, that the corporation may modify the extent of such indemnification by individual contracts with its directors and executive officers.
(b)    Other Officers, Employees and Other Agents. The corporation shall have power to indemnify its other officers, employees and other agents as set forth in the DGCL or any other applicable law. The Board of Directors shall have the power to delegate the determination of whether indemnification shall be given to any such person (other than as specified in clause (a) above) to such officers or other persons as the Board of Directors shall determine.
(c)    Expenses. The corporation shall advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or executive officer, of the corporation, or is or was serving at the request of the corporation as a director or executive officer of another corporation, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefor, all expenses incurred by any director or executive officer in connection with such proceeding; provided, however, that if the DGCL requires, an advancement of expenses incurred by a director or an executive officer in his or her capacity as a director or an executive officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Section 46 or otherwise.
Notwithstanding the foregoing, unless otherwise determined pursuant to paragraph (e) of this Section 46, no advance shall be made by the corporation to an executive officer of the corporation (except by reason of the fact that such executive officer is or was a director of the corporation, in which event this paragraph shall not apply) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made (i) by a majority vote of directors who were not parties to the proceeding, even if not a quorum, or (ii) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or such directors so direct, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the corporation.
(d)    Enforcement. Without the necessity of entering into an express contract, all rights to indemnification and advances to directors and executive officers under this Section 46 shall be deemed to be contractual rights and be effective to the same extent and as if provided for in a contract between the corporation and the director or executive officer. Any right to indemnification or advances granted by this Section 46 to a director or executive officer shall be enforceable by or on behalf of the person holding such right in any court of competent jurisdiction if (i) the claim for indemnification or advances is denied, in whole or in part, or (ii) no disposition of such claim is made within ninety (90) days of request therefor. The claimant in such enforcement action, if successful in whole or in part, shall be entitled to be paid also the expense of prosecuting the claim. In connection with any claim for indemnification, the corporation shall be entitled to raise as a defense to any such action that the claimant has not met the standards of conduct that make it permissible under the DGCL or any other applicable law for the corporation to indemnify the claimant for the amount claimed. In connection with any claim by an executive officer of the corporation (except in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such executive officer is or was a director of the corporation) for advances, the corporation shall be entitled to raise a defense as to any such action clear and convincing evidence that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the corporation, or with respect to any criminal action or proceeding that such person acted without reasonable cause to believe that his conduct was lawful. Neither the failure of the corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in the DGCL or any other applicable law, nor an actual determination by the corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct. In any suit brought by a director or executive officer to enforce a right to indemnification or to an advancement of expenses hereunder or brought by the corporation to recover an advancement of expenses pursuant to the terms of any undertaking, the burden of proving that the director or executive officer is not entitled to be indemnified, or to such advancement of expenses under this Section 46 or otherwise shall be on the corporation.
(e)    Non-Exclusivity of Rights. The rights conferred on any person by this Section 46 shall not be exclusive of any other right which such person may have or hereafter acquire under any applicable statute, provision of the Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding office. The corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advances, to the fullest extent not prohibited by the DGCL, or by any other applicable law.
(f)    Survival of Rights. The rights conferred on any person by this Bylaw shall continue as to a person who has ceased to be a director or executive officer and shall inure to the benefit of the heirs, executors and administrators of such a person.
(g)    Insurance. To the fullest extent permitted by the DGCL, or any other applicable law, the corporation, upon approval by the Board of Directors, may purchase insurance on behalf of any person required or permitted to be indemnified pursuant to this Section 46.
(h)    Amendments. Any amendment, alteration or repeal of this Section 46 that adversely affects any right of an indemnitee or its successors shall be prospective only and shall not limit or eliminate any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment or repeal.
(i)    Saving Clause. If this Section 46 or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each director and executive officer to the full extent not prohibited by any applicable portion of this Section 46 that shall not have been invalidated, or by any other applicable law. If this Section 46 shall be invalid due to the application of the indemnification provisions of another jurisdiction, then the corporation shall indemnify each director and executive officer to the full extent under any other applicable law.
(j)    Certain Definitions. For the purposes of this Bylaw, the following definitions shall apply:
(1)    The term “proceeding” shall be broadly construed and shall include, without limitation, the investigation, preparation, prosecution, defense, settlement, arbitration and appeal of, and the giving of testimony in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative.
(2)    The term “expenses” shall be broadly construed and shall include, without limitation, court costs, attorneys’ fees, witness fees, fines, amounts paid in settlement or judgment, interest assessments and any other costs and expenses of any nature or kind incurred in connection with any proceeding.
(3)    The term the “corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section 46 with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.
(4)    References to a “director,” “executive officer,” “officer,” “employee,” or “agent” of the corporation shall include, without limitation, situations where such person is serving at the request of the corporation as, respectively, a director, executive officer, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise.
(5)    References to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this Section 46.
Article XIII

Notices
Section 47.    Notices.
(a)    Notice to Stockholders. Notice to stockholders of stockholder meetings shall be given as provided in Section 7 herein. Without limiting the manner by which notice may otherwise be given effectively to stockholders under any agreement or contract with such stockholder, and except as otherwise required by law, notice to stockholders for purposes other than stockholder meetings may be sent by US mail or nationally recognized overnight courier, or by facsimile, telegraph or telex or by electronic mail or other electronic transmission in the manner provided in Section 232 of the DGCL.
(b)    Notice to Directors. Any notice required to be given to any director may be given by the method stated in subsection (a), or by overnight delivery service, facsimile, telex or telegram, except that such notice other than one which is delivered personally shall be sent to such address as such director shall have filed in writing with the Secretary, or, in the absence of such filing, to the last known post office address of such director.
(c)    Affidavit of Mailing. An affidavit of mailing, executed by a duly authorized and competent employee of the corporation or its transfer agent appointed with respect to the class of stock affected, or other agent, specifying the name and address or the names and addresses of the stockholder or stockholders, or director or directors, to whom any such notice or notices was or were given, and the time and method of giving the same, shall in the absence of fraud, be prima facie evidence of the facts therein contained.
(d)    Time Notices Deemed Given. All notices given by mail or by overnight delivery service, as above provided, shall be deemed to have been given as at the time of mailing, and all notices given by facsimile, telex or telegram or by electronic mail or other electronic means shall be deemed to have been given as of the sending time recorded at time of transmission.
(e)    Failure to Receive Notice. The period or limitation of time within which any stockholder may exercise any option or right, or enjoy any privilege or benefit, or be required to act, or within which any director may exercise any power or right, or enjoy any privilege, pursuant to any notice sent in the manner above provided, shall not be affected or extended in any manner by the failure of such stockholder or such director to receive such notice.
(f)    Methods of Notice. It shall not be necessary that the same method of giving notice be employed in respect of all recipients of notice, but one permissible method may be employed in respect of any one or more, and any other permissible method or methods may be employed in respect of any other or others.
(g)    Notice to Person with Whom Communication Is Unlawful. Whenever notice is required to be given, under any provision of law or of the Certificate of Incorporation or Bylaws of the corporation, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting which shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given. In the event that the action taken by the corporation is such as to require the filing of a certificate under any provision of the DGCL, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.
(h)    Notice to Stockholders Sharing an Address. Except as otherwise prohibited under DGCL, any notice given under the provisions of DGCL, the Certificate of Incorporation or the Bylaws shall be effective if given by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom such notice is given. Such consent shall have been deemed to have been given if such stockholder fails to object in writing to the corporation within sixty (60) days of having been given notice by the corporation of its intention to send the single notice. Any consent shall be revocable by the stockholder by written notice to the corporation.
Article XIV

Amendments
Section 48.    Amendments. Subject to the limitation set forth in Section 46(h) of these Bylaws or the provisions of the Certificate of Incorporation, the Board of Directors is expressly empowered to adopt, amend or repeal the Bylaws of the corporation. The stockholders shall also have power to adopt, amend or repeal the Bylaws of the corporation; provided, however, that, in addition to any vote of the holders of any class or series of stock of the corporation required by law or by the Certificate of Incorporation, such action by the stockholders shall require the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-⅔%) of the voting power of all of the then-outstanding shares of the capital stock of the corporation entitled to vote generally in the election of directors, voting together as a single class.
Article XV

Forum for Adjudication of Disputes
Section 49.    Forum. Unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company; (ii) any action asserting a claim of breach of a fiduciary duty owed by any director or officer or other employee of the Company to the Company or the Company’s stockholders; (iii) any action asserting a claim against the Company or any director or officer or other employee of the Company arising pursuant to any provision of the DGCL, the certificate of incorporation or the Bylaws of the Company; or (iv) any action asserting a claim against the Company or any director or officer or other employee of the Company governed by the internal affairs doctrine.